Exhibit 99.1

Community(SM)
Bank Shares of Indiana, Inc.

                                                            CONTACT INFORMATION:
                                                                      Pam Echols
                                                           Shareholder Relations
                                                             Phone: 812.981.7373
                                                               Fax: 502.805.0649
                                                   pechols@yourcommunitybank.com
                                                       www.yourcommunitybank.com
                                                                    NASDAQ: CBIN

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. announces stock repurchase program.

NEW ALBANY, INDIANA (June 28, 2007) - The board of directors of Community Bank Shares of Indiana, Inc. (NASDAQ: CBIN) have authorized a $5,000,000 common share repurchase program of the Company's stock. All purchases will be made on the open market at prevailing prices. The shares will be held as treasury stock for issuance under the Company's performance units plan, stock option plan, dividend reinvestment plan, the employee stock ownership plan, or other stock benefit plans. The shares may also be used for general corporate purposes.

As of June 26, 2007, there were 3,319,402 shares of stock issued and outstanding. Assets as May 31, 2007 were $805,628,000.

Community Bank Shares of Indiana, Inc. is the parent company of Your Community Bank, a full-service banking subsidiary, which is headquartered in New Albany, Indiana, and The Scott County State Bank, a full-service banking subsidiary, which is headquartered in Scottsburg, Indiana. The Company is traded on the NASDAQ under the symbol of CBIN.